UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2018

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee	37620
(Address of Principal Executive Offices)	(Zip Code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD Disclosure.
Contura Energy, Inc. (the “Company”) is furnishing as Exhibit 99.1 certain supplemental information for ANR, Inc. (“ANR”) and Alpha Natural Resources Holdings, Inc. (“Holdings” and together with ANR, “Alpha”) for the quarter ended September 30, 2018, which is incorporated herein by reference.
The financial information presented for this period relates to Alpha’s financial performance and results of operations prior to the completion of the previously announced merger transactions between the Company and Alpha, which closed on November 9, 2018. The financial information presented herein was produced by Alpha’s management. As a result, the consolidated financial statements may be presented on a different basis than that of the Company’s comparable period and therefore may not be comparable to the Company’s prior periods. For more information on Alpha’s financial performance and results of operations, please refer to our registration statement on Form S-4 (File No. 333-226953), as initially filed with the U.S. Securities and Exchange Commission on July 13, 2018 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto), and declared effective on October 16, 2018.
In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplemental Information for Alpha for the nine months ended September 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: November 14, 2018	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary